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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 29, 2003



                          Inveresk Research Group, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


     Delaware                     000-49765                  43-1955097
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(State or Other Jurisdiction     (Commission                (IRS Employer
       of Formation)             File Number)            Identification Number)

                 11000 Weston Parkway, Suite 100, Cary, NC 27513
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          (Address of Principal Executive Offices, Including Zip Code)


        Registrant's Telephone Number, Including Area Code (919) 460-9005
                                                           --------------

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 29, 2003, Inveresk Research Group, Inc. ("Inveresk") issued a press release announcing the acquisition of PharmaResearch Corporation, a Delaware corporation ("PharmaResearch"), pursuant to an Agreement and Plan of Merger, dated as of July 29, 2003, by an among Inveresk, Tango Acquisition Corporation ("Tango"), a Delaware corporation and a wholly-owned subsidiary of Inveresk, PharmaResearch and William Blair Capital Partners V, L.P. as stockholders' representative (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Tango was merged with and into PharmaResearch, with PharmaResearch surviving as a wholly-owned subsidiary of Inveresk Research Group, Inc.

Pursuant to the Merger Agreement, a copy of which is attached as Exhibit 2.1, Inveresk acquired all of the outstanding capital stock of PharmaResearch and its two wholly-owned subsidiaries Pharma Clinical Research Limited and PharmaResearch Corporation PTY. LTD. in an all cash transaction for an aggregate purchase price of $37.1 million net of cash acquired of approximately $10.0 million. The acquisition price was based on the parties' determination of the fair value of PharmaResearch and the terms of the Merger Agreement were derived from arms-length negotiations among the parties.

Other than employment letters and employment agreements with certain PharmaResearch personnel offering post-acquisition employment on terms similar to those of other Inveresk employees providing equivalent services, at the time of the acquisition there were no material relationships between PharmaResearch or any of its stockholders and Inveresk or any of its affiliates, any director or officer of Inveresk, or any associate of such director or officer.

The acquisition is being financed through a new $150 million syndicated bank credit facility arranged by Wachovia Bank N.A. Funds drawn down under this new facility will also be used to repay all borrowings under Inveresk's prior bank credit facility arranged at the time of Inveresk's initial public offering in July 2002.

The foregoing description of the terms of the Merger Agreement do not purport to be a complete statement of the parties' rights and obligations thereunder, and are qualified in their entirety by reference to the definitive Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. Certain additional matters relating to the merger are described in Inveresk's press release dated July 29, 2003 which is attached hereto as Exhibit
99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

      (a)  Financial Statements of Business Acquired.

           The financial statements required to be filed pursuant to Item 7(a) are not included with this report. In accordance with Item 7(a)(4), the Registrant will file such statements by amendment to this Form 8-K no later than October 12, 2003.

      (b)  Pro Forma Financial Information.

           The pro forma financial information required to be filed pursuant to
           Item 7(b) is not included with this report. In accordance with Item 7(b)(2), the Registrant will file such financial information by amendment to this Form 8-K no later than October 12, 2003.

      (c)  Exhibits

           2.1 - Merger Agreement dated as of July 29, 2003, by and among Inveresk Research Group, Inc., Tango Acquisitions Corporation, PharmaResearch Corporation and William Blair Capital Partners V, L.P. as stockholders' representative.

           99.1 - Press Release dated July 29, 2003 regarding the acquisition of PharmaResearch Corporation.


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           99.2 - Press Release dated July 29, 2003 announcing results for the second quarter ended June 30, 2003.

           99.3 - Transcript of Conference Call held July 30, 2003 discussing results for the second quarter ended June 30, 2003.

           99.4 - Slide Presentation given on July 30, 2003 with respect to results for the second quarter ended June 30, 2003.



ITEM  12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 29, 2003, Inveresk issued a press release announcing its financial results for the second quarter ended June 30, 2003. A copy of this press release is attached hereto as Exhibit 99.2. On July 30, 2003, Inveresk held its earnings conference call regarding those financial results during which executive officers of Inveresk made a slide presentation. A copy of the transcript of the conference call is attached hereto as Exhibit 99.3 and a copy of the slide presentation is attached hereto as Exhibit 99.4. The conference call was pre-announced and was available to the public through live teleconference and webcast which will continue to be available until 5:00 pm EST on Wednesday, August 6, 2003 by replay at www.inveresk.com.



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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



      Date:  July 30, 2002                 INVERESK RESEARCH GROUP, INC.


                                           By:   /s/ D. J. Paul E. Cowan
                                                 ----------------------------
                                                 D.J. Paul E. Cowan
                                                 Chief Financial Officer






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                                  EXHIBIT INDEX

      Exhibit No.
      ----------

           2.1 - Merger Agreement dated as of July 29, 2003, by and among Inveresk Research Group, Inc., Tango Acquisitions Corporation, PharmaResearch Corporation and William Blair Capital Partners V, L.P. as stockholders' representative.

           99.1 - Press Release dated July 29, 2003 regarding the acquisition of PharmaResearch Corporation.

           99.2 - Press Release dated July 29, 2003 announcing results for the second quarter ended June 30, 2003.

           99.3 - Transcript of Conference Call held July 30, 2003 discussing results for the second quarter ended June 30, 2003.

           99.4 - Slide Presentation given on July 30, 2003 with respect to results for the second quarter ended June 30, 2003.